UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 21, 2022

Mustang Bio, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38191	47-3828760
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

377 Plantation Street

Worcester, Massachusetts 01605

(Address of Principal Executive Offices)

(781) 652-4500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	MBIO	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described under Item 5.07 of this Current Report on Form 8-K (the “Current Report”), on June 21, 2022, the stockholders of Mustang Bio, Inc. (the “Company” or “Mustang”) voted at the Company’s 2022 annual meeting of stockholders (the “2022 Annual Meeting”) to approve an amendment (the “Plan Amendment”) to the Company’s 2016 Incentive Plan (the “Incentive Plan”) to increase the shares of common stock, par value $0.0001 per share (the “Common Stock”) available for issuance under the Incentive Plan by 3,000,000 shares from 8,000,000 shares to 11,000,000 shares.

The Company’s Board of Directors approved the Plan Amendment on April 7, 2022, subject to stockholder approval at the 2022 Annual Meeting. The Plan Amendment became effective at the time of stockholder approval.

A copy of the Plan Amendment is filed as Exhibit 10.1 to this Current Report and is incorporated by reference in this Item 5.02. The material terms of the Incentive Plan as so amended are described in the Company’s definitive proxy statement on Schedule 14A for the 2022 Annual Meeting filed with the Securities and Exchange Commission (the “SEC”) on April 29, 2022.

Item 5.07    Submission of Matters to a Vote of Security Holders.

Mustang held its 2022 Annual Meeting of stockholders on June 21, 2022 by means of an online virtual meeting platform at 1:00 p.m. Eastern Time. At the annual meeting, the following four proposals were approved: (i) the election of six directors to hold office until the 2023 annual meeting; (ii) the ratification of the appointment of KPMG LLC as Mustang’s independent registered public accounting firm for the year ending December 31, 2022; (iii) an amendment to Mustang’s Amended and Restated Certificate of Incorporation to increase the number of shares of common stock authorized for issuance by 50,000,000 shares from 150,000,000 to 200,000,000; and (iv) an amendment to Mustang’s 2016 Incentive Plan to increase the shares of common stock available for issuance under the 2016 Incentive Plan by 3,000,000 shares. The four proposals are described in detail in Mustang’s definitive proxy statement dated April 29, 2022 for the annual meeting.

As of the April 25, 2022 record date for the determination of the shareholders entitled to notice of, and to vote at, the 2022 Annual Meeting, 101,633,830 shares of the Company’s Common Stock were outstanding and eligible to vote with an aggregate of 101,633,830 votes; 845,385 shares of the Company’s Class A Common Stock were outstanding and eligible to vote with an aggregate of 845,385 votes; and 250,000 shares of the Company’s Class A Preferred Stock were outstanding and eligible to vote with an aggregate of 113,000,000 votes, as determined in accordance with Section 3.1.3 of the Company’s Amended and Restated Articles of Incorporation. Approximately 88% of all votes were represented at the 2022 Annual Meeting, constituting a quorum.

Proposal 1

The votes with respect to the election of six directors to hold office until the 2023 annual meeting were as follows:

Director	For	Withheld	Broker Non-Votes
Michael S. Weiss	140,072,084	12,408,705	36,178,045
Lindsay A. Rosenwald, M.D.	140,101,138	12,379,651	36,178,045
Neil Herskowitz	137,683,727	14,797,062	36,178,045
Manuel Litchman, M.D.	143,907,944	8,572,845	36,178,045
Adam Chill	140,434,682	12,046,107	36,178,045
Michael Zelefsky, M.D.	140,443,567	12,037,222	36,178,045

Proposal 2

The votes with respect to the ratification of KPMG LLP as Mustang’s independent registered accounting firm for the year ending December 31, 2022 were as follows:

Total Votes For	Total Votes Against	Abstentions
188,060,244	412,782	185,808

Proposal 3

The votes with respect to the approval of an amendment to Mustang’s Amended and Restated Certificate of Incorporation were as follows:

Total Votes For	Total Votes Against	Abstentions	Broker Non-Votes
180,248,356	5,870,066	2,540,412	0

Proposal 4

The vote with respect to the approval of an amendment to Mustang’s 2016 Incentive Plan were as follows:

Total Votes For	Total Votes Against	Abstentions	Broker Non-Votes
150,558,080	1,625,238	297,471	36,178,045

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit Number	Description

10.1	Third Amendment to Mustang Bio, Inc. 2016 Incentive Plan

104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mustang Bio, Inc.
(Registrant)
Date: June 24, 2022
	By:	/s/ Manuel Litchman, M.D.
Manuel Litchman, M.D.
President and Chief Executive Officer